EXHIBIT 23 -- CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-37253, Form S-8 No. 33-37829, Form S-8 No. 33-16362. Form
S-8 No. 2-93268 and Form S-8 No. 2-65503) of Scan-Optics, Inc. of our report dated February 14, 2000 (except Note F, as to which the date is March 27, 2000) with respect to the consolidated financial statements and schedule of Scan-Optics, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 1999.

                                   Ernst & Young LLP


Hartford, Connecticut
March 27, 2000